UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 600, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CDXC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

On November 27, 2024, ChromaDex, Inc. (“ChromaDex”), a wholly-owned subsidiary of ChromaDex Corporation, entered into a Supplemental Agreement (the “Supplemental Agreement”) with the Trustees of Dartmouth College (“Dartmouth,” and together with ChromaDex, the “Parties”). The Supplemental Agreement supplements the exclusive license agreements entered into between the Parties dated July 13, 2012 (as amended and restated as of March 13, 2017 and December 29, 2020, the “2012 Agreement”) and May 16, 2014 (together with the 2012 Agreement, the “Exclusive License Agreements”) pursuant to which ChromaDex received an exclusive license under Dartmouth-owned U.S. patents (the “Dartmouth Patents”).

Under the Supplemental Agreement, Dartmouth agreed, subject to certain conditions specified in the Supplemental Agreement and the fulfillment of ChromaDex’s obligations under the Agreement, (i) to waive certain accrued but unpaid royalties, license fees, and maintenance expenses owed by ChromaDex under the Exclusive License Agreements, which currently total an aggregate of approximately $3.5 million, and (ii) that no additional royalties, license fees, maintenance or other expenses or other payments will be assessed by Dartmouth or payable by the Company to Dartmouth for the Dartmouth Patents after the effective date of the Agreement. This waiver is contingent upon ChromaDex securing a bond (the “Appeal Bond”) for the amount of the fee judgement, if any, related to the previously disclosed Delaware patent infringement case against Elysium Health, Inc. (“Elysium”) filed by the Company and Dartmouth relating to the Dartmouth Patents. As of December 3, 2024, ChromaDex executed the Appeal Bond and intends to promptly make an unopposed motion to the court to stay execution of the judgement awarding fees pending the appeal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: December 4, 2024	By:	/s/ Robert Fried
Name: Robert Fried
Chief Executive Officer